World Funds Trust N-14/A

Exhibit 99.(14)(o)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form N-14 of our report dated February 28, 2025 relating to the financial statements and financial highlights of Altegris/AACA Opportunistic Real Estate Fund, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2024, and to the reference to us under the heading “Independent Registered Public Accounting Firm”, which is part of such Registration Statement.

Costa Mesa, California

August 20, 2025